Exhibit 99.1

CORRECTION — S1 Corporation Reports Fourth Quarter and Full Year 2009 Results

NORCROSS, Ga., Mar 5, 2010 (GlobeNewswire via COMTEX) — In a release issued March 4, 2010 under the same headline by S1 Corporation (Nasdaq:SONE), please note that “6%” has been changed to “7%” in the following sentence, found in the final bullet point in the list below the first paragraph: “Excluding the State Farm relationship and excluding the acquisition of PMSC, at the mid-point of the Company’s guidance, the Company expects revenue and Adjusted EBITDA to increase approximately 7% and 14%, respectively, in 2010 as compared to 2009.”

CONTACT: S1 Corporation
Investor Contact:
Paul M. Parrish, Chief Financial Officer
404.923.3500
paul.parrish@s1.com